UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2020

Genasys Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive

San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.00001 par value per share	GNSS	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2020, Genasys Inc. (the “Company”) and its wholly owned subsidiary Genasys Communications Canada ULC (“Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Amika Mobile Corporation (“Amika”) and the owners of Amika. Amika is a Canada-based enterprise software provider of critical event situational awareness, communication and control products.

Upon the terms and subject to the conditions of the Purchase Agreement, Amika agreed to sell to Buyer all of Amika’s right, title and interest in, to and under all of the assets, properties and rights, except for the specific excluded assets, that relate to, or are used or held for use in connection with, Amika’s business (the “Asset Sale Transaction”). Buyer also agreed to hire Amika’s employees upon consummation of the Asset Sale Transaction. As consideration for the Asset Sale Transaction, Buyer agreed to pay to Amika cash consideration of CAD$6,955,000, subject to a CAD$1,000,000 holdback and adjustment based on the deferred revenue and prepaid expenses of Amika as of closing of the Asset Purchase Transaction, and the Company agreed to issue to Amika 191,267 shares of the Company’s common stock on each of the first, second and third anniversaries of the closing date.

The Asset Purchase Agreement contains customary representations, warranties, covenants, and termination rights, as well as indemnification provisions subject to specified limitations. In addition, for a period of five years after the closing, Amika and its owners have agreed not to compete or engage in any business competing with the business sold to the Company. Completion of the Asset Sale Transaction is subject to the satisfaction or waiver of customary closing conditions, including expiration of regulatory review periods.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended September 30, 2020.

On August 10, 2020, the Company issued a press release announcing the Asset Purchase Transaction and the Company’s entering into the Asset Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Asset Purchase Agreement described above in Item 1.01, which disclosure is incorporated herein by reference, the Company has agreed to deliver 191,267 shares of the Company’s common stock to Amika on each of the first, second and third anniversaries of the closing of the Asset Sale Transaction, subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. The issuance of the common stock by the Company to Amika will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

99.1	Press Release, dated August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2020

Genasys Inc.

By:	/s/ Dennis D. Klahn
Dennis D. Klahn Chief Financial Officer